UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 5, 2017

Electrum Special Acquisition Corporation
(Exact Name of Registrant as Specified in Charter)

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British Virgin Islands	001-37421	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

700 Madison Avenue, 5th Floor
New York, NY	10065
(Address of principal executive offices)	(Zip code)

(646) 365-1600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

        On October 5, 2017, in connection with the Special Meeting of Shareholders (the “Special Meeting”), Electrum Special Acquisition Corporation (the “Company”) and Continental Stock Transfer & Trust Company (“Continental”) entered into the Trust Amendment (as defined below), pursuant to which the date on which to commence liquidation of the trust account (the “Trust Account”) established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination was extended from October 8, 2017 to February 5, 2018. A copy of the Trust Amendment is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 5, 2017, in connection with the Special Meeting, the Company filed with the Registrar of Corporate Affairs in the British Virgin Islands the Company’s Amended and Restated Memorandum and Articles of Association. A copy of the Amended and Restated Memorandum and Articles of Association is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 5, 2017, at the Special Meeting, the Company’s shareholders approved the following items: (i) an amendment (the “Extension Amendment”) to the Company’s Memorandum and Articles of Association to extend the date by which the Company has to consummate a business combination (the “Extension”) for an additional 120 days, from October 8, 2017 to February 5, 2018 (the “Extended Date”); and (ii) an amendment (the “Trust Amendment”) to the investment management trust agreement, dated June 10, 2015, as amended on June 6, 2017, by and between the Company and Continental, to extend the date on which to commence liquidating the Trust Account in the event the Company has not consummated a business combination by the Extended Date. The affirmative vote of at least 65% of the Company’s shares attending the Special Meeting in person or by proxy and voting on the Extension Amendment was required to approve the Extension Amendment, and the affirmative vote of at least a majority of the Company’s shares attending the Special Meeting in person or by proxy and voting on the Trust Amendment was required to approve the Trust Amendment. The purpose of the Extension was to allow the Company more time to complete a business combination transaction.

Following redemptions of 3,937,943 of the Company’s shares in connection with the Extension, a total of approximately $132.9 million will remain in the Trust Account. On June 5, 2017, the Company’s shareholders approved a proposal to extend the date by which the Company has to consummate a business combination until October 8, 2017 (the “Prior Extension”). In connection with the Prior Extension, the Company’s sponsor, ESAC Holdings LLC, agreed to contribute to the Company as a loan $0.025 for each public share that was not redeemed, for each calendar month (commencing on June 10, 2017 and on the 10th day of each subsequent month), or portion thereof, that is needed by the Company to complete a business combination from June 10, 2017 until October 8, 2017. The Company’s sponsor has agreed to continue to make this contribution through February 5, 2018 in connection with the Extension Amendment and Trust Amendment proposals. The contributions will increase the pro rata portion of the funds available in the Trust Account in the event of the consummation of a business combination or a liquidation from approximately $10.20 per share to approximately $10.30 per share, assuming the Company takes the entire time through February 5, 2018 to complete a business combination or liquidate. The Company’s sponsor has the sole discretion to determine whether to continue extending for additional calendar months until the Extended Date, and if the Company’s sponsor determines not to continue extending for additional calendar months, its obligation to make additional contributions will terminate and the Company will dissolve and liquidate in accordance with its Amended and Restated Memorandum and Articles of Association.

Set forth below are the final voting results for each of the proposals:

Extension Amendment

The Extension Amendment was approved. The voting results of the shares of the Company were as follows:

For	Against	Abstentions
21,231,095	32,799	0

Trust Amendment

The Trust Amendment was approved. The voting results of the shares of the Company were as follows:

For	Against	Abstentions
21,231,095	32,799	0

Item 8.01.	Other Events.

On October 5, 2017, the Company issued a press release announcing the approval of the Extension Amendment and the Trust Amendment. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Electrum Special Acquisition Corporation

10.1	Amendment No. 2 dated as of October 5, 2017, to the Investment Management Trust Agreement, dated as of June 10, 2015, as amended on June 6, 2017, by and between Electrum Special Acquisition Corporation and Continental Stock Transfer & Trust Company

99.1	Press release, dated October 5, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Memorandum and Articles of Association of Electrum Special Acquisition Corporation

10.1	Amendment No. 2 dated as of October 5, 2017, to the Investment Management Trust Agreement, dated as of June 10, 2015, as amended on June 6, 2017, by and between Electrum Special Acquisition Corporation and Continental Stock Transfer & Trust Company

99.1	Press release, dated October 5, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRUM SPECIAL ACQUISITION CORPORATION

By:	/s/ Eric N. Vincent
Name: Eric N. Vincent
Title: Chief Executive Officer

Date: October 5, 2017